ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number **20090863472-81**
Ross Miller Secretary of State State of Nevada	Filing Date and Time **12/16/2009 12:50 PM**
	Entity Number **E0460312008-5**

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Constant Environment, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article One is changed to read as follows:

1. Name of Corporation: Zentric, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 81.1%

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

UNANIMOUS CONSENT IN LIEU OF
A SPECIAL MEETING OF DIRECTORS OF
CONSTANT ENVIRONMENT, INC.

The undersigned, being the directors of Constant Environment, Inc., a corporation of the State of Nevada, (the "Corporation") does hereby authorize and approve the actions set forth in the following resolutions without the formality of convening a meeting, and does hereby consent to the following action of this Corporation, which actions are hereby deemed effective as of the date hereof:

RESOLVED, that the Board of Directors of the Company hereby approves and authorizes the change of its name from Constant Environment, Inc. to Zentric, Inc.; and be it

RESOLVED, that each of the officers of the **Corporation** be, and they hereby are authorized and empowered to execute and deliver such documents, instruments and papers and to take any and all other action as they or any of them may deem necessary or appropriate for the purpose of carrying out the intent of the foregoing resolutions; and that the authority of such officers to execute and deliver any such documents, instruments and papers and to take any such other action shall be conclusively evidenced by their execution and delivery thereof or their taking thereof; and be it

FURTHER RESOLVED, that all actions heretofore taken by the officers, directors, employees and agents of, and attorneys for, the **Corporation** in connection with the transactions contemplated by the foregoing resolutions be, and they hereby are, ratified, confirmed and approved in all respects.

The undersigned, by affixing their signatures hereto, does hereby consent to, authorize and approve the foregoing actions in their capacity as the directors of Constant Environment, Inc.

Dated: December 15, 2009

Jeff Mak

Kwok Kwong Chan

I have witnessed the signature of
Jeff Mak / Kwok Chan
after presentation of satisfactory identification at [illegible], Ont,
this [illegible] day of [illegible], 20[illegible]

Red Seal Notary Inc.
42 Village Centre Place, Suite 200
Mississauga, Ontario, L4Z 1V9
Tel: (416) 922-7325

MAJORITY CONSENT IN LIEU OF
A SPECIAL MEETING OF SHAREHODLERS OF
CONSTANT ENVIRONMENT, INC.

The undersigned, being the holder of the majority of the voting shares of Constant Environment, Inc., a corporation of the State of Nevada (the "Corporation"), does hereby authorize and approve the actions set forth in the following resolutions without the formality of convening a meeting, and does hereby consent to the following action of this Corporation, which actions are hereby deemed effective as of the date hereof:

> **RESOLVED**, that the Shareholders of the Company hereby approves and authorizes the change of its name from Constant Environment, Inc. to Zentric, Inc.; and be it
>
> **FURTHER RESOLVED**, that each of the officers of the Corporation be, and they hereby are authorized and empowered to execute and deliver such documents, instruments and papers and to take any and all other action as they or any of them may deem necessary or appropriate for the purpose of carrying out the intent of the foregoing resolutions; and that the authority of such officers to execute and deliver any such documents, instruments and papers and to take any such other action shall be conclusively evidenced by their execution and delivery thereof or their talking thereof.

The undersigned, by affixing his signature hereto, does hereby consent to, authorize and approve the foregoing actions in his capacity as the majority shareholder of Constant Environment, Inc.

Dated: December 15, 2009

Jeff Mak
Number of Shares Held: 40,000,000
Shares of Common Stock Outstanding: 48,878,000
Percent of Outstanding Shares Consenting: 81.1%

I have witnessed the signature of Jeff Mak
after presentation of satisfactory identification at Miss., Ont., this 15th day of Dec, 2009.

Red Seal Notary Inc.
42 Village Centre Place, Suite 200
Mississauga, Ontario, L4Z 1V9
Tel: (416) 922-7325